UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-16093	16-0977505
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 French Road
Utica, New York	13502
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 797-8375

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The Compensation Committee of the Board of Directors (the “Committee”) of CONMED Corporation (the “Company”) has granted, and the Board of Directors has approved, effective February 24, 2014, an award of performance share units (“PSUs”) to Curt R. Hartman, the Company’s Chief Executive Officer, under the Company’s Amended and Restated Long-Term Incentive Plan (the “Plan”). The PSU grant was initially contemplated by Mr. Hartman’s offer letter with the Company dated November 9, 2014 (as previously disclosed on the Form 8-K filed November 10, 2014) and deferred as previously disclosed on the Form 8-K filed December 12, 2014.

Mr. Hartman’s award provides for a target number of 100,000 PSUs, with the actual number of PSUs earned ranging from 0% to a maximum of 200% of target. PSUs will be earned based on the Company’s total shareholder return relative to the S&P 1500 Health Care Equipment Select Index over the performance period of January 1, 2015 to December 31, 2019. PSUs may be earned in three tranches, subject in each case to Mr. Hartman’s continued employment through the applicable vesting date. The number of target PSUs eligible to be earned and vest on the applicable vesting dates, in each case subject to adjustment from 0% to 200% based on the Company’s performance as of the vesting date, are: (1) 20,000 PSUs (at target) on December 31, 2017, (2) 20,000 PSUs (at target) on December 31, 2018 and (3) 100,000 PSUs (at target) on December 31, 2019, less the number of PSUs paid out based on actual performance in respect of earlier vesting dates. Earned and vested PSUs will be payable no later than 15 days following the date or dates on which the Committee certifies achievement of the applicable performance goals.

In the event of a “change in control” of the Company (as defined in the award agreement), outstanding unvested PSUs will be deemed to be earned based on the level of performance actually achieved through the date of the change in control, subject to downward adjustment based on the date upon which the change in control occurs and the Company’s stock price at the change in control date. Earned PSUs will not automatically vest on a change in control, but will remain outstanding and continue to vest, subject to Mr. Hartman’s continued employment, upon the vesting dates described above, or earlier upon a termination of Mr. Hartman’s employment by the Company other than for “cause” or by Mr. Hartman for “good reason” (each as defined in the award agreement) within two years following the change in control.

In the event of Mr. Hartman’s disability (as defined in the award agreement) or death during the performance period, unvested PSUs will immediately become vested on a pro rata basis measured based on the number of months completed from January 1, 2015 until the effective date of such termination, relative to 60 months, with the number of such vested PSUs deemed to be earned based on the level of performance actually achieved through the date of termination.

The above description is qualified in its entirety by reference to the terms of the Plan and the form of award agreement attached hereto as Exhibit 10.1, which are incorporated into this Item 5.02 by reference.

Item 8.01	Other Events

On February 25, 2015, CONMED Corporation announced it will be paying a quarterly cash dividend of $0.20 per share on April 6, 2015 to all shareholders of record as of March 16, 2015.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Award Agreement, by and between CONMED Corporation and Curt R. Hartman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED CORPORATION
(Registrant)

By:	/s/ Daniel S. Jonas
Name:	Daniel S. Jonas, Esq.
Title:	Executive Vice President – Legal Affairs & General Counsel

Date: February 24, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Award Agreement, by and between CONMED Corporation and Curt R. Hartman.